Exhibit 10.16

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is made and entered into as of the 2nd day of May, 2007, by and between Community Alliance, Inc, a Nevada corporation (the “LICENSOR”), and Frontier Digital Media, LLC.,  2014 Grider Oaks Ct., Bowling Green, KY 42104, (the “LICENSEE”).

WITNESSETH:

WHEREAS, LICENSOR has all rights to the Know-How, Marketing Materials, Publications and Designs and Trademarks (collectively, the “INTELLECTUAL PROPERTY”), the ADVERTISING PRODUCT and the BUSINESS CONCEPT, all as defined below; and

WHEREAS, LICENSEE desires to acquire the exclusive license to use the INTELLECTUAL PROPERTY in the LICENSED TERRITORY, as defined below, subject to the provisions and conditions set forth in this Agreement; and

WHEREAS, LICENSOR is willing to grant to LICENSEE the exclusive license to use the INTELLECTUAL PROPERTY in the LICENSED TERRITORY, subject to the provisions and conditions set forth in this Agreement; and

WHEREAS, LICENSOR desires to retain the rights to the INTELLECTUAL PROPERTY, the ADVERTISING PRODUCT and the BUSINESS CONCEPT for its own purposes, except in the LICENSED TERRITORY.

NOW, THEREFORE, in consideration of the mutual promises, premises and obligations of the respective parties set forth herein, it is hereby contracted, covenanted and agreed as follows:

1.  DEFINITIONS.

1.01  “INTELLECTUAL PROPERTY” shall mean all Know-How, Marketing Materials, Publications and Designs, Trademarks and all other materials, whether now existing or developed in the future, for use in the BUSINESS CONCEPT and used by the LICENSEE in the LICENSED TERRITORY.

1.02   “BUSINESS CONCEPT” shall mean the overall use of all aspects of the granted license, including but not limited to the Advertising Product, Know-How, Marketing Materials, Publications and Designs and Trademarks, and other aspects of, methodologies involved in and programs for marketing the business of providing elementary schools free of charge with custom school take-home folders produced by Community Alliance that display advertising by community businesses in the LICENSED TERRITORY.

1.03  “ADVERTISING PRODUCT” shall mean the custom school take-home folder publications produced by Community Alliance that display advertising by community businesses, which are provided to elementary schools free of charge.  LICENSOR may add other advertising products from time to time.

1.04  “KNOW-HOW” shall mean the methods, skills, procedures, forms and operations developed by LICENSOR, as related to the ADVERTISING PRODUCT or products.

1.05  “TRADEMARKS” shall mean the name “Community Alliance” and the associated logo, together with any trademarks that LICENSOR may add to the Business Concept in the future.

1.06  “MARKETING MATERIALS” shall mean any and all of the documents provided by LICENSOR to LICENSEE for the purpose of LICENSEE’S contracting with schools for the provision of school take-home folders produced by Community Alliance that display advertising by community businesses and selling advertisements to community businesses.

1.07  “PUBLICATIONS AND DESIGNS” shall mean the custom school take-home folders and related advertising graphic design services provided by LICENSOR to LICENSEE in relation to the ADVERTISING PRODUCT.

1.08  “TERRITORY” shall mean the geographic area to which the LICENSEE shall have the exclusive license to operate the BUSINESS CONCEPT and use the INTELLECTUAL PROPERTY.

2.  GRANT OF LICENSE.

2.01   LICENSOR hereby grants to LICENSEE the exclusive license to use the INTELLECTUAL PROPERTY only within the LICENSED TERRITORY and nowhere else and for no other purpose, subject to the provisions and conditions set forth in this Agreement.  LICENSOR may not grant a license or any part of the BUSINESS CONCEPT or the use of the INTELLECTUAL PROPERTY to any other person or entity within or without the LICENSED TERRITORY.

2.02   LICENSEE will not use the INTELLECTUAL PROPERTY outside the LICENSED TERRITORY.  LICENSEE will not use the INTELLECTUAL PROPERTY except in connection with the marketing, selling, promoting, advertising and/or distribution of the Advertising Product or products.

3.  LICENSED TERRITORY.

3.01  The Territory in which the license granted to the LICENSEE pursuant to this Agreement is effective is as follows:

All Counties and territory west of Interstate Highway 75 in the State of Kentucky, all counties and territory East of Highway 24 in the State of Kentucky, all counties and territory South of the Northern state line of Kentucky , all counties and territory North of the state line of Kentucky between Highway 75 and Highway 24 from the southern State Line of Kentucky to the Northern State Line of Kentucky.  The licensed Territory shall also include the Counties of Robertson, Sumner, Trousdales, Rutherford, and Davidson in the State of Tennessee,

4.  LAWFUL USE.

4.01  LICENSEE represents and warrants that advertising and promotional materials and all other materials in connection with which the INTELLECTUAL PROPERTY used by LICENSEE under this Agreement shall be lawful.  LICENSEE shall use diligent efforts to provide in advance to LICENSOR copies or samples of the form of advertising, promotional materials and other materials used in connection with the INTELLECTUAL PROPERTY; said copies or samples to be sent to LICENSOR at its address for notice as hereinafter specified.

5.  LICENSE FEE.

5.01 For use of the INTELLECTUAL PROPERTY as described in this Agreement, LICENSEE agrees to pay to LICENSOR a license fee of ten thousand dollars ($10,000.00), on with an initial payment of Two Thousand Dollars ($2,000.00) ( the “Initial Payment”) to be paid with the signing of this Agreement, a second payment in the amount of Two Thousand Dollars ($2,000.00) to be paid on or before April 30, 2008, and the full balance of Six Thousand Dollars ($6,000.00) due on or before April 30,  2009.

5.02   All payments to be paid to LICENSOR pursuant to this Agreement shall be sent or delivered to LICENSOR at its address for notice as hereinafter specified.

5.03   All payments pursuant to this Agreement shall be in United States currency.

5.04  Any payment not mailed by certified mail by LICENSEE to LICENSOR on or before the date on which the payment is to be paid shall be delinquent and overdue, and, at the election of LICENSOR, in its sole discretion, this Agreement may be considered void, unless LICENSOR extends the due date for the required payment.

6.  PUBLICATION FEE AND PUBLICATION OF ADVERTISING PRODUCT.

6.01 In order to maintain the best quality control for the ADVERTISING PRODUCT or products, LICENSEE shall be required to use the graphic design and printing services of LICENSOR for the publication of the ADVERTISING PRODUCT or products.

6.02  LICENSEE shall be required to submit the graphic files in connection with any advertisement to LICENSOR in a timely manner, but, in any event, not later than 45 days after the date of sale of the advertisement and not later than 30 days before the date of printing of the advertisement.

6.03   LICENSEE shall pay to LICENSOR the sum of $1,900 as a publication fee for each individual school with which it contracts to provide the Advertising Product or products  not later than 45 days after the date of the contract and, in any event, not later than the date of the submittal of the graphics related to the product to the printer.

 7.  TRAINING.

7.01   LICENSEE may request training from LICENSOR, which training, if agreed to by LICENSOR, shall be determined by LICENSOR and shall be at a time mutually agreed to by LICENSEE and LICENSOR.

7.02   LICENSEE shall reimburse LICENSOR for all travel-related expenses, not to exceed $1,200.  All travel-related expenses exceeding $1,200 shall be paid by LICENSOR.

8.  TERM/EXPIRATION.

           8.01  The term of this Agreement shall begin immediately upon execution of this Agreement and shall expire sixty (60) months thereafter.

     8.02  This Agreement is subject to renewal or extension by the parties; provided, however, any such renewal or extension must be agreed upon, in writing, at least six (6) months prior to the end of the initial five (5)-year term hereof and LICENSEE has satisfied the minimum performance standards of having contracted with at least 25 schools.

9.  TERMINATION.

9.01  LICENSOR shall have the right to terminate this Agreement upon thirty (30) days’ written notice to LICENSEE in the event that LICENSEE fails to contract with a minimum of 15 schools in any given school year, with the exception of the first school year terminating after the date of the execution of this Agreement.

9.02  LICENSOR shall have the right to terminate this Agreement upon thirty (30) days’ written notice to LICENSEE in the event that any breach or violation by LICENSEE of any material provision set forth in the Agreement shall continue for a period of thirty (30) days following notice of such breach or violation given to LICENSEE by LICENSOR.

9.03  Upon the expiration or termination of this Agreement, LICENSEE will promptly discontinue any and all use of the INTELLECTUAL PROPERTY.

9.04  Upon the expiration or termination of this Agreement, LICENSEE will destroy and/or delete the INTELLECTUAL PROPERTY from all of LICENSEE's publications, stationery, business cards, promotional materials, computer hard-drives and all other documents related to the Advertising Product.

10.  ASSIGNABILITY.

10.01  LICENSOR shall retain the right to assign any and all of its rights and interests in this Agreement and the INTELLECTUAL PROPERTY, subject to the limitations set forth herein.  This Agreement shall be binding upon any such assignee as well as upon any successor of LICENSOR in ownership or control of the INTELLECTUAL PROPERTY. LICENSEE shall not assign or license any of its rights under this Agreement without the prior written consent of LICENSOR, which consent shall be given or withheld in LICENSOR's sole discretion.

11.  PROPERTY RIGHTS.

11.01  Other than the limited license granted herein, all right, title and interest in and to the INTELLECTUAL PROPERTY is owned and expressly reserved by LICENSOR for its own use and benefit, subject to the terms and conditions of this Agreement.

11.02  Except as relates to the enforcement of any rights granted to LICENSEE hereunder, LICENSEE will not at anytime challenge the validity or enforceability of the INTELLECTUAL PROPERTY and/or of any registrations thereof, or challenge the LICENSOR'S ownership right, title or interest in or to the INTELLECTUAL PROPERTY or that of any successor, assignee, affiliate or subsidiary of LICENSOR.

12.  RELATIONSHIP OF THE PARTIES.

12.01   This Agreement does not create an employment, partnership, joint venture or agency relationship between the parties, and neither LICENSEE nor LICENSOR shall have any right, power or authority to act as a legal representative of the other, and neither party shall have any power to obligate or bind the other, or to make any representations, express or implied, on behalf of or in the name of the other in any manner or for any purpose whatsoever.

13.  LIABILITY.

13.01  LICENSOR shall have no liability whatsoever to LICENSEE or any other person or entity for or on account of any injury, loss or damage, of any kind or nature, sustained by or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from:

(i)  the production, marketing, distribution, use, offer for sale or sale of any ADVERTISING PRODUCT and/or products and materials under this Agreement; or

(ii)  any advertising or other promotional activities by LICENSEE with respect to the ADVERTISING PRODUCT and/or products and materials under the INTELLECTUAL PROPERTY or this Agreement.

14.  INFRINGEMENT.

14.01   LICENSEE shall immediately notify LICENSOR of any unauthorized use and/or suspected infringement of the INTELLECTUAL PROPERTY.  Such notification shall include, without limitation, immediately forwarding to LICENSOR any and all documents relating to any such unauthorized use or suspected infringement and providing LICENSOR with any and all facts and circumstances relating to such unauthorized use or suspected infringement.

14.02   LICENSOR shall have the primary, and in the first instance sole, right to institute a suit for infringement, unfair competition or other action with respect to any unauthorized use or suspected infringement.  LICENSOR shall have the sole discretion to determine how to handle or otherwise deal with any infringement or unauthorized use of the INTELLECTUAL PROPERTY, including the right to settle or otherwise compromise any dispute or suit, and shall promptly notify LICENSEE of its decision.  LICENSOR shall have no duty to initiate such litigation if, in its sole judgment, such litigation is not warranted or is not in its best interests.

14.03   LICENSEE may join and be represented in, at its own expense by its own counsel, any proceeding relating to any unauthorized use or suspected infringement to prove its own interests.

14.04   LICENSEE agrees that it shall, at all times, reasonably cooperate with LICENSOR and its counsel, in all respects, with respect to any unauthorized use or suspected or alleged infringement at LICENSOR's expense, including, but not limited to, having LICENSEE's principals, directors, employees, officers and/or agents testify, and making available any records, papers, information, specimens and the like when requested by LICENSOR.

14.05  Any damages and/or recovery received pursuant to such litigation or settlement or compromise shall be the sole and exclusive property of LICENSOR.

14.06   If LICENSOR decides, in its discretion, not to take any action with respect to an unauthorized use or suspected infringement, then LICENSEE may, at its own option and sole expense, take such action on its own behalf as it deems appropriate and any damages, recovery, settlement or compromise obtained thereby shall be for the account of LICENSEE.

15.  INDEMNIFICATION.

15.1  LICENSEE agrees to defend, indemnify and hold harmless LICENSOR, its principals, directors, officers, employees and/or agents, from and against any and all liabilities, penalties, claims, demands, suits and causes of action of any nature whatsoever, whether groundless or otherwise, and any and all damages, costs and expenses sustained or incurred (including costs of defense, settlement and reasonable attorneys' fees), asserted by or on behalf of any person or entity arising out of the production, marketing, distribution, use, offer for sale or sale of any ADVERTISING PRODUCT and/or products and materials under the INTELLECTUAL PROPERTY by LICENSEE or under this Agreement, or out of any breach of representation or warranty by LICENSEE, or out of the negligent acts or omissions or LICENSEE, its agents, representatives and/or employees, in connection with the production, manufacture, distribution, use, offer for sale or sale of any ADVERTISING PRODUCT and/or products and materials under the INTELLECTUAL PROPERTY by LICENSEE or under this Agreement. Further, LICENSEE must defend any such actions with counsel of its own choosing.

15.2  LICENSOR agrees to defend, indemnify and hold harmless LICENSEE, its principals, directors, officers, employees, and/or agents, from and against any and all liabilities, penalties, claims, demands, suits and causes of action of any nature whatsoever, whether groundless or otherwise, and any and all damages, costs and expenses sustained or incurred (including cost of defense, settlement and reasonable attorneys' fees), asserted by or on behalf of any person or entity arising out of an allegation of superior rights by a third party in and to the INTELLECTUAL PROPERTY.  Further, LICENSOR may defend any such action with counsel of its own choosing; shall have the right to settle or compromise any such dispute or action when, in its sole judgment, settlement or compromise is warranted; and shall have the sole right to decide whether to appeal any adverse decision of a tribunal in any action.

16.   BEST EFFORTS.

16.1  LICENSEE has neither an express nor an implied duty to promote, advertise, market or sell the ADVERTISING PRODUCT, unless otherwise expressly provided herein.

16.2   LICENSEE shall use its discretionary business judgment to determine to what extent, if any, it shall exploit the rights granted to it under this Agreement.

17.  SEVERABILITY.

17.1   If any part, term or provision of this Agreement shall be found to be illegal, unenforceable or in conflict with any valid controlling law, the validity of the remaining portions of any provisions, and any other provisions in this Agreement, shall not be affected thereby.

18.  INTEGRATION; ALTERATION.

18.1   Integration.  This Agreement contains the entire understanding between the parties and supersedes all other agreements, representations and warranties, express or implied, between the parties concerning the INTELLECTUAL PROPERTY.

18.2   Alteration.  Any modification or amendment of this Agreement shall be effective if made in writing and signed by both parties.

19.  GOVERNING LAW.

This Agreement shall be construed and interpreted, and its performance shall be governed, by the substantive laws of the State of Colorado.  Any lawsuit relating to the enforcement, interpretation or construction of this Agreement shall be brought in a court in Denver, Colorado.

20.  NOTICES.

Any and all notices or other writings that are required or permitted under any of the provisions of this Agreement shall be in writing and shall be deemed sufficiently delivered if mailed by Certified Mail, addressed to the party concerned as follows:

(a)  if addressed to LICENSOR:

Mr. Phil E. Ray, President
Community Alliance, Inc.
558 Castle Pines Parkway, Suite b4-158
Castle Rock, Colorado 80108
Phone:  303-814-0076
Fax:  303-730-7947
and

(b) if addressed to LICENSEE:

Frontier Digital Media, LLC
Attn: Janel Dunda
2014 Grider Oaks Ct.
Bowling Green, KY 42104
Phone:  270-846-0299

or any other addresses of which either party shall notify the other in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written as indicated below.

                                     LICENSOR:
                                     COMMUNITY ALLIANCE, INC.

                                    By: /s/ Phil E. Ray___________________

Title: President_____________________

Date: May 2, 2007__________________

LICENSEE:

FRONTIER DIGITAL MEDIA, LLC

                                    By:  /s/ Patrick Dunda___________

Title: Manager  ________________

Date: May 2, 2007_____________